EXHIBIT 10.1

Amendment to Stepan Company 2000 Stock Option Plan

Section 3.7 of the Plan is amended and restated in its entirety as follows: “Except to the extent that the Board of Directors of the Company in its discretion may determine to accelerate the vesting requirement of an outstanding Award, no Award under this Section 3 may be exercised by any person prior to the date, if any, on which the Participant to whom the Award was granted completes two continuous years of employment with the Company after the grant thereof.”